UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CREXUS INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	26-2652391 (I.R.S. Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York (Address of principal executive offices)	10036 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [     ]

Securities Act registration statement file number to which this form relates: 333-145525 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of CreXus Investment Corp. (the “Registrant”) is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-11 (File No. 333-160254), as amended (the “Registration Statement”), relating to the Common Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The description of the Common Stock contained in the Registration Statement under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A. In addition, incorporated by reference herein is information relating to the Common Stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.

Item 2. Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange, LLC and the Shares registered hereby are not being registered pursuant to

Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CREXUS INVESTMENT CORP.

Dated: September 2, 2009	By: /s/ Daniel Wickey
	Name:	Daniel Wickey
	Title:	Chief Financial Officer